EXHIBIT 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	CONTACT:
Mary Kerr
Vice President
Investor & Public Relations
(717) 751-3071
mkerr@bonton.com

THE BON-TON STORES, INC. BOARD OF DIRECTOR ELECTS

BUD BERGREN AS CHAIRMAN

York, PA, January 31, 2012 — The Bon-Ton Stores, Inc.’s (NASDAQ: BONT) Board of Directors (the “Board) announced the election of Bud Bergren as Chairman of the Board and accepted Tim Grumbacher’s resignation as Executive Chairman of the Board.  Mr. Grumbacher remains a Director of the Company and was named Strategic Initiatives Officer.  Additionally, Brendan Hoffman, recently appointed as President and CEO of the Company effective February 7, 2012, was elected a Director of the Company.  The actions of the Board were taken on January 26, 2012 with an effective date of February 7, 2012.  The transition of Mr. Bergren to Chairman of the Board is in accordance with the Board of Directors’ succession plan.

Mr. Bergren was President and Chief Executive Officer of Bon-Ton since August 2004.  He joined the Company in November 2003 in conjunction with the Company’s acquisition of The Elder-Beerman Stores Corp., where he served as President and Chief Executive Officer from February 2002 through August 2004.  He was appointed Vice Chairman of Bon-Ton in November 2003.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 274 department stores, which includes 11 furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, in the Detroit, Michigan area, under the Parisian nameplate.  The department stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; changes in the terms of the Company’s proprietary credit card program; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; the financial condition of mall operators; the successful transition of the position of chief executive officer from Mr. Bergren to Mr. Hoffman.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.